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                                                                    EXHIBIT 10.6

   SECOND AMENDMENT TO EMPLOYMENT AGREEMENT BETWEEN CFBANK AND DAVID C. VERNON

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
                                     CFBANK

This SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this "AMENDMENT") is entered into and made effective as of December 16, 2004 between CFBank, a federally chartered savings association fka Central Federal Bank fka Central Federal Savings and Loan Association of Wellsville (the "ASSOCIATION"), and David C. Vernon, an Ohio resident (the "EXECUTIVE").

A. The Association and the Executive entered into an Employment Agreement as of February 28, 2003, which agreement was amended as of May 10, 2004 (the Employment Agreement, as amended, the "AGREEMENT").

B. A cogent and realistic management succession plan is key to the continued stability and growth of the Association.

C. The Executive has participated in and has been integral to the ongoing plan for management succession of the Association.

D. The Corporate Governance and Nominating Committee of the Association's parent company, Central Federal Corporation, a Delaware corporation (the "HOLDING COMPANY"), the Compensation and Management Committee of the Holding Company, and the Executive recommended the finalization of a succession plan for executive management of the Association.

E. The recommended succession plan calls for an executive other than the Executive to be Chief Executive Officer of the Association.

F. Notwithstanding the recommended succession plan, the Board of Directors of the Association values the services of the Executive and desires to have him continue to provide services to the Association.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth in this Amendment, the Association and the Executive agree as follows:

1. Section 1 of the Agreement is hereby deleted and the following is substituted therefore in its entirety:

            (a) Effective February 1, 2005, and so long as Executive continues to serve, if elected, as a director of the Association, Executive agrees to serve as Chairman of the Board of Directors of the Association through December 31, 2005 and thereafter as Vice Chairman of the Board of Directors until the scheduled expiration of Executive's employment under
      Section 2(a) of this Agreement. Executive shall render such administrative and management services to the Association as are customarily performed by persons in a similar executive capacity. During such period, Executive also agrees to serve, if elected, as a director of the Holding Company and any subsidiary of the Association.

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            (b) If during any period until April 17, 2014 Executive shall not be elected to continue to serve as a director of the Association, then he agrees to provide, and the Association agrees to retain, his services as a consultant or employee.

            (c) The Association agrees that at the scheduled expiration of Executive's employment under Section 2(a) of this Agreement, and so long as he shall continue to be elected as a director of the Association, he shall be elected to serve as Chairman Emeritus of the Board of Directors of the Association.

2. Section 2 of the Agreement is hereby amended by the insertion of the following new Subsection:

            (d) Subject to the provisions of Section 2(c) of this Agreement, and from and after the scheduled expiration of his employment under Section 2(a) of this Agreement, Executive shall continue to serve as a consultant to or employee of the Association. Executive shall be available to perform special project services for and on behalf of the Association until April 17, 2014.

3. Section 3 of the Agreement is hereby amended by the insertion of the following new Subsection:

            (f) In lieu of compensation under Subsections (a), (b), (d) and (e) of Section 3 of this Agreement, Executive shall receive reasonable compensation for his services during the period from and after the scheduled expiration of his employment under Section 2(a) of this Agreement until the expiration of his services to the Association under
      Section 2(d) of this Agreement. Compensation to Executive shall be commensurate with his duties and responsibilities, but in any event not less than $100 per month. Executive shall continue to receive reasonable reimbursement under Section 3(c) of this Agreement.

4. The changes to Section 1 of the Agreement as set forth in Paragraph 1 of this Amendment do not constitute an Event of Termination, as defined in Section 4 of the Agreement.

5. The vesting schedule relating to any and all restricted stock and incentive stock options awarded to the Executive during the course of the Agreement, as amended by this Amendment, shall remain unaffected by this Amendment.

6. All provisions of the Agreement, other than as modified in this Amendment, are hereby ratified and shall remain in full force and effect.

IN WITNESS WHEREOF, the Association and the Executive have executed this Amendment as of the day and year first written above.

THE ASSOCIATION:                            THE EXECUTIVE:

CFBANK

                                                  /s/ David C. Vernon
                                                  -----------------------------
                                                  David C. Vernon

By: /s/ Thomas P. Ash
    ------------------------
Name in
Print: Thomas P. Ash
       For the Board of Directors

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